Exhibit 99.1

STAAR Surgical Reports Fourth Quarter 2016 Results

MONROVIA, CA, March 2, 2017—STAAR Surgical Company (NASDAQ: STAA), a leading developer, manufacturer and marketer of implantable lenses and companion delivery systems for the eye today reported financial results for the fourth quarter ended December 30, 2016.

Fourth Quarter 2016 Overview

•	Record Quarterly Net Sales of $22.1 Million Up 6% from the Prior Year Quarter
•	Record Quarter for ICL Sales Up 11% and Units Up 10% from the Prior Year Quarter
•	IOL Sales Flat and Units Up 5% from the Prior Year Quarter
•	Gross Margin Improved to 71.7% of Sales from 70.3% of Sales in the Prior Year Quarter
•	On-Going FDA Remediation Effort Finished the Quarter On-Track and On-Budget
•	Fourth Quarter Breakeven per Share; Adjusted Net Income of $0.02 per Share
•	Cash and Equivalents Ended the Quarter at $14.0 Million.

Full Year 2016 Overview

•	Record Full Year Net Sales of $82.4 Million Up 7% from Prior Year
•	ICL Sales Up 15% and Units Up 11% vs. Prior Year
•	IOL Sales Down 1% and Units Down 6% vs. Prior Year
•	Gross Margin Improved to 70.8% of Sales from 68.4% of Sales in the Prior Year
•	On-Going FDA Remediation Effort for the Year On-Track and On-Budget
•	Full Year Net Loss of $0.30 per Share; Adjusted Net Loss of $0.04 per Share.

“We delivered solid fourth quarter performance that included record quarterly sales for STAAR, record quarterly ICL sales and units and gross margin improvement of 1.4 points as compared to prior year fourth quarter,” said Caren Mason, President and CEO. “The 2016 investments in the clinical, quality, regulatory, research and development, marketing and operations headcount and programs resulted in appreciable progress toward the achievement of three year transformational goals targeted for completion in 2017. Significantly, we ended the year having completed remediation and quality system internal commitments due in 2016 in response to past FDA observations. We expect that in 2017, we will complete this work and remediation expense should be reduced while the upgrade and increase in number of dedicated quality personnel, new quality management software system implementation and continual process management and improvements will remain as an integral base business expense. As we enter the third year of our three-year transformation, we again expect double digit ICL unit growth and expanding gross margins as compared with year-end 2016. We will continue to increase our investments in clinical affairs, corporate infrastructure, sales and marketing and research and development. Total operating expenses may trend higher in 2017 as we achieve the base business spending level to fortify the business and prepare for growth. Also of note, our first-in-man clinical trial for the next generation ICL with EDOF continued in the fourth quarter and the results continue to be positive. Our goal is to introduce this upgraded lens in 2017,” added Ms. Mason.

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Financial Overview

Net sales were $22.1 million for the fourth quarter of 2016, up 6% compared to $20.9 million reported in the prior year quarter. The sales increase was driven by ICL revenue and unit growth of 11% and 10%, respectively. Sales of injector parts grew by 2% with IOL revenue flat compared to the prior year quarter. For the full year, ICL revenue and units increased 15% and 11%, respectively.

For the fourth quarter of 2016, gross profit margin was 71.7% compared to the prior year period of 70.3%. An increased mix of higher margin ICL units and lower inventory reserves drove the margin improvement of 1.4 points.

Operating expenses for the quarter decreased $0.1 million to $14.6 million compared to the prior year quarter. General and administrative expense was $3.9 million, $1.0 million lower than the prior year quarter primarily due to lower compensation costs. Marketing and selling expense was $6.4 million, $0.6 million higher than the prior year quarter primarily due to international selling and promotional costs. Research and development expense was $4.3 million, $0.3 million higher than the prior year quarter due to investments in project-related spending and quality system improvements, partially offset by lower clinical and FDA remediation expenses. Remediation expense for the quarter was on budget.

The net loss for the fourth quarter of 2016 was $0.2 million or approximately breakeven per share compared with a net loss of $0.8 million or $0.02 per share for the prior year quarter.

The adjusted net income for the fourth quarter of 2016 was $0.8 million or $0.02 per diluted share, compared with an adjusted net income of $0.5 million or $0.01 per diluted share for the prior year quarter. The reconciliation between GAAP and non-GAAP financial information is provided in the financial tables included with this release.

Cash and cash equivalents at December 30, 2016 totaled $14.0 million, compared to $13.4 million at the end of the fourth quarter of 2015 and $14.3 million at the end of the third quarter of 2016. Continued focus on optimizing the Company’s cash position through revenue growth, expense mitigation, working capital management, and equipment leasing generated an increase in cash of $0.7 million, offset by the effect of exchange rate changes on cash and cash equivalents of $1.0 million. The Company generated $1.0 million in cash from operating activities during the year.

Conference Call

The Company will host a conference call and webcast on Thursday, March 2, 2017 at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss its financial results and operational progress. To access the conference call (Conference ID 73119606), please dial 855-765-5684 for domestic participants and 262-912-6252 for international participants. The live webcast can be accessed from the investor relations section of the STAAR website at www.staar.com.

A taped replay of the conference call (Conference ID 73119606) will be available beginning approximately one hour after the call’s conclusion for seven days. This replay can be accessed by dialing 855-859-2056 for domestic callers and 404-537-3406 for international callers. An archived webcast will also be available at www.staar.com.

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Use of Non-GAAP Financial Measures

This press release includes supplemental non-GAAP financial information, which STAAR believes investors will find helpful in understanding its operating performance.

“Adjusted Net Income (or Loss)” excludes the following items that are included in “Net Income (or Loss)” as calculated in accordance with U.S. generally accepted accounting principles (“GAAP”): gain or loss on foreign currency transactions, stock-based compensation expenses, and quality remediation expenses.

Management believes that “Adjusted Net Income (or Loss)” and “Adjusted Net Income (or Loss) Per Share are useful to investors in gauging the outcome of the key drivers of the business performance: the ability to increase sales revenue and our ability to increase profit margin by improving the mix of high value products while reducing the costs over which management has control.

Management has excluded quality remediation expenses because their inclusion may mask underlying trends in our business performance.

Management has also excluded gains and losses on foreign currency transactions because of the significant fluctuations that can result from period to period as a result of market driven factors.

Stock-based compensation expenses consist of expenses for stock options and restricted stock under the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) 718. In calculating Adjusted Net Income (or Loss) STAAR excludes these expenses because they are non-cash expenses and because of the complexity and considerable judgment involved in calculating their values. In addition, these expenses tend to be driven by fluctuations in the price of our stock and not by the same factors that generally affect our other business expenses.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 30 years, designs, develops, manufactures and markets implantable lenses for the eye with companion delivery systems. These lenses are intended to provide visual freedom for patients, lessening or eliminating the reliance on glasses or contact lenses. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery is called an Implantable Collamer® Lens or “ICL”. More than 670,000 Visian ICLs have been implanted to date. To learn more about the ICL go to: www.discovericl.com. STAAR has approximately 336 full-time equivalent employees and markets lenses in over 60 countries. Headquartered in Monrovia, CA, the company operates manufacturing facilities in Aliso Viejo, CA and Monrovia, CA. For more information, please visit the Company’s website at www.staar.com.

Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections, including those relating to the plans, strategies, and objectives of management for future operations or prospects for achieving such plans, expectations for sales, marketing and clinical initiatives, remediation or other expense, success and timing of new or improved products, investment imperatives, and any statements of assumptions underlying any of the foregoing. Important additional factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 30, 2016 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.” We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events.

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These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: our limited capital resources and limited access to financing; the negative effect of unstable global economic conditions on sales of products, especially products such as the ICL used in non-reimbursed elective procedures; changes in currency exchange rates; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before approval (including but not limited to FDA requirements regarding the Visian Toric ICL and/or actions related to the FDA Warning Letter and Form FDA-483s), or to take enforcement action; research and development efforts may not be successful or may be delayed in delivering products for launch or may exceed anticipated costs; the purchasing patterns of our distributors carrying inventory in the market; the willingness of surgeons and patients to adopt a new or improved product and procedure; and patterns of Visian ICL use that have typically limited our penetration of the refractive procedure market. The Visian Toric ICL and the Visian ICL with CentraFLOW, now known as EVO Visian ICL, are not yet approved for sale in the United States.

CONTACT:	Investors & Media
EVC Group
Brian Moore, 310-579-6199
Doug Sherk, 415-652-9100

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STAAR Surgical Company

Consolidated Balance Sheets

(in 000's)

Unaudited

	December 30,	January 1,
	2016	2016
ASSETS

Current assets:
Cash and cash equivalents	$13,999	$13,402
Accounts receivable trade, net	16,344	15,675
Inventories, net	14,825	15,921
Prepayments, deposits, and other current assets	4,349	3,636
Deferred income taxes	391	439
Total current assets	49,908	49,073
Property, plant, and equipment, net	11,790	10,095
Intangible assets, net	473	666
Goodwill	1,786	1,786
Deferred income taxes	714	717
Other assets	772	617
Total assets	$65,443	$62,954

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$4,283	$4,159
Accounts payable	8,311	6,691
Deferred income taxes	-	370
Obligations under capital leases	1,198	362
Other current liabilities	7,275	6,305
Total current liabilities	21,067	17,887
Obligations under capital leases	1,339	204
Deferred income taxes	881	1,888
Asset retirement obligations	195	156
Deferred rent	59	87
Pension liability	3,997	3,886
Total liabilities	27,538	24,108

Stockholders' equity:
Common stock	407	399
Additional paid-in capital	197,657	187,007
Accumulated other comprehensive loss	(1,050)	(1,580)
Accumulated deficit	(159,109)	(146,980)
Total stockholders' equity	37,905	38,846
Total liabilities and stockholders' equity	$65,443	$62,954

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STAAR Surgical Company

Consolidated Statements of Operations

(In 000's except for per share data)

Unaudited

	Three Months Ended						Year Ended
	% of	December 30,	% of	January 1,	Fav (Unfav)		% of	December 30,	% of	January 1,	Fav (Unfav)
	Sales	2016	Sales	2016	Amount	%	Sales	2016	Sales	2016	Amount	%

Net sales	100.0%	$22,137	100.0%	$20,858	$1,279	6.1%	100.0%	$82,432	100.0%	$77,123	$5,309	6.9%

Cost of sales	28.3%	6,260	29.7%	6,194	(66)	-1.1%	29.2%	24,063	31.6%	24,400	337	1.4%

Gross profit	71.7%	15,877	70.3%	14,664	1,213	8.3%	70.8%	58,369	68.4%	52,723	5,646	10.7%

Selling, general and administrative expenses:
General and administrative	17.5%	3,874	23.3%	4,856	982	20.2%	27.0%	22,252	25.4%	19,604	(2,648)	-13.5%
Marketing and selling	29.2%	6,472	28.3%	5,911	(561)	-9.5%	34.5%	28,478	30.7%	23,695	(4,783)	-20.2%
Research and development	19.3%	4,275	19.0%	3,961	(314)	-7.9%	24.6%	20,294	19.1%	14,761	(5,533)	-37.5%
Total selling, general, and administrative expenses	66.0%	14,621	70.6%	14,728	107	0.7%	86.2%	71,024	75.3%	58,060	(12,964)	-22.3%

Operating loss	5.7%	1,256	-0.3%	(64)	1,320	—	-15.4%	(12,655)	-6.9%	(5,337)	(7,318)	-137.1%

Other income (expense):
Interest income	0.0%	3	0.0%	0	3	—	0.0%	3	0.1%	50	(47)	-94.0%
Interest expense	-0.1%	(29)	-0.1%	(31)	2	6.5%	-0.1%	(115)	-0.2%	(128)	13	10.2%
Loss on foreign currency transactions	-0.7%	(160)	-1.2%	(257)	97	37.7%	-0.2%	(147)	-1.2%	(949)	802	-84.5%
Royalty income	0.5%	111	1.7%	365	(254)	69.6%	0.7%	618	1.0%	740	(122)	-16.5%
Other income (expense), net	0.0%	2	-0.2%	(43)	45	—	-0.2%	(148)	0.0%	19	(167)	—
Total other income (expense), net	-0.3%	(73)	0.2%	34	(107)	—	0.3%	211	-0.3%	(268)	479	—

Loss before provision (benefit) for income taxes	5.4%	1,183	-0.1%	(30)	1,213	—	-15.1%	(12,444)	-7.3%	(5,605)	(6,839)	-122.0%

Provision (benefit) for income taxes	6.1%	1,349	3.9%	814	(535)	65.7%	-0.4%	(315)	1.2%	928	1,243	—

Net loss	-0.7%	$(166)	-4.0%	$(844)	$678	80.3%	-14.7%	$(12,129)	-8.5%	$(6,533)	$(5,596)	-85.7%

Net loss per share - basic and diluted		$(0.00)		$(0.02)				$(0.30)		$(0.17)
Weighted average shares outstanding - basic and diluted		40,635		39,763				40,329		39,260

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STAAR Surgical Company

Consolidated Statements of Cash Flows

(in 000's)

Unaudited

	Three Months Ended		Year Ended
	December 30,	January 1,	December 30,	January 1,
	2016	2016	2016	2016
Cash flows from operating activities:
Net loss	$(166)	$(844)	$(12,129)	$(6,533)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	731	633	2,664	2,196
Amortization of intangibles	57	51	228	205
Deferred income taxes	442	622	(1,364)	473
Change in net pension liability	101	54	491	190
Loss on disposal of property and equipment	157	-	222	-
Stock-based compensation expense	415	557	8,558	3,304
Provision for sales returns and bad debts	106	14	205	345
Changes in working capital:
Accounts receivable	(2,478)	(2,918)	(771)	(4,952)
Inventories, net	222	(1,170)	1,823	327
Prepayments, deposits and other current assets	267	125	(851)	856
Accounts payable	412	1,005	1,007	14
Other current liabilities	(138)	26	966	1,413
Net cash provided by (used in) operating activities	128	(1,845)	1,049	(2,162)

Cash flows from investing activities:
Acquisition of property and equipment	(496)	(762)	(3,205)	(2,045)
Cash proceeds from sale of property, plant, and equipment	-	-	-	2
Net cash used in investing activities	(496)	(762)	(3,205)	(2,043)

Cash flows from financing activities:
Proceeds from sale-leaseback transactions	392	-	1,546	-
Repayment of capital lease lines of credit	(122)	(85)	(424)	(391)
Repurchase of employee common stock for taxes withheld	-	-	(611)	-
Proceeds from the exercise of stock options	786	21	2,438	2,168
Proceeds from vested restricted stock	4	-	4	2
Proceed from the exercise of warrants	-	-	-	2,800
Net cash provided by financing activities	1,060	(64)	2,953	4,579

Effect of exchange rate changes on cash and cash equivalents	(977)	(8)	(200)	15

Increase in cash and cash equivalents	(285)	(2,679)	597	389
Cash and cash equivalents, at beginning of the period	14,284	16,081	13,402	13,013
Cash and cash equivalents, at end of the period	$13,999	$13,402	$13,999	$13,402

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STAAR Surgical Company

Global Sales

(in 000's)

Unaudited

	Three Months Ended					Year Ended
		December 30,		January 1,	% Change		December 30,		January 1,	% Change
		2016		2016	Fav (Unfav)		2016		2016	Fav (Unfav)
Sales by Region
North America	12.7%	$2,810	12.3%	$2,564	9.6%	12.8%	$10,536	14.9%	$11,519	-8.5%
Europe, Middle East, Africa, Latin America	31.3%	6,927	29.1%	6,073	14.1%	31.2%	25,691	29.6%	22,846	12.5%
Asia Pacific	56.0%	12,400	58.6%	12,221	1.5%	56.1%	46,205	55.4%	42,758	8.1%
Total Sales	100.0%	$22,137	100.0%	$20,858	6.1%	100.0%	$82,432	100.0%	$77,123	6.9%

Product Sales
ICLs	71.0%	15,722	67.8%	$14,148	11.1%	71.7%	59,111	66.8%	$51,543	14.7%
IOLs	22.2%	4,923	23.5%	4,905	0.4%	23.9%	19,706	25.7%	19,857	-0.8%
Other	6.7%	1,492	8.8%	1,805	-17.3%	4.4%	3,615	7.4%	5,723	-36.8%
Total Sales	100.0%	$22,137	100.0%	$20,858	6.1%	100.0%	$82,432	100.0%	$77,123	6.9%

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STAAR Surgical Company

Reconciliation of Non-GAAP Financial Measure

(in 000's)

Unaudited

	Three Months Ended		Year Ended
	December 30,	January 1,	December 30,	January 1,
	2016	2016	2016	2016
Net loss - (as reported)	$(166)	$(844)	$(12,129)	$(6,533)
Less:
Foreign currency impact	160	257	147	949
Stock-based compensation expense	415	557	8,558	3,304
FDA panel/remediation expense	381	567	1,865	3,933
Net income (loss) - (adjusted)	$790	$537	$(1,559)	$1,653

Net income (loss) per share, basic - (as reported)	$(0.00)	$(0.02)	$(0.30)	$(0.17)
Foreign currency impact	0.00	0.01	0.00	0.02
Stock-based compensation expense	0.01	0.01	0.21	0.08
FDA panel/remediation expense	0.01	0.01	0.05	0.10
Net income (loss) per share, basic - (adjusted)	$0.02	$0.01	$(0.04)	$0.04

Net income (loss) per share, diluted - (as reported)	$(0.00)	$(0.02)	$(0.30)	$(0.16)
Foreign currency impact	0.00	0.01	0.00	0.02
Stock-based compensation expense	0.01	0.01	0.21	0.08
FDA panel/remediation expense	0.01	0.01	0.05	0.10
Net income (loss) per share, diluted - (adjusted)	$0.02	$0.01	$(0.04)	$0.04

Weighted average shares outstanding - Basic	40,635	39,763	40,329	39,260
Weighted average shares outstanding - Diluted	41,524	40,559	40,329	40,451

Note: Net income (loss) per share (adjusted), basic and diluted, may not add due to rounding

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